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                                                                      Exhibit 21


                      LIST OF SUBSIDIARIES OF REGISTRANT


     The following is a list of the significant subsidiaries of the Registrant, showing the percentage of voting securities owned by the Registrant or one or more of its other subsidiaries at December 31, 1996.


                                                         Percentage
                                    State/County          of Voting
                                         of               Security
        Name of Corporation         Incorporation          Owned
        -------------------         -------------        ----------

1.      TeleCom Industrial Group,     Delaware               100
        Inc.

2.      A.L. Investors, Inc. doing
        business as Allen-Lewis
        Manufacturing Company         Texas                  100

3.      Meyer Machine Company         Delaware               100

4.      Meyer Europe Limited          United Kingdom         100

5.      Meyer Vi-Tech Limited         United Kingdom          92

6.      TeleCom Properties, Inc.      Delaware               100